Exhibit 99.(a)(29)

LAZARD RETIREMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND: The Board of Directors of the Corporation has increased the number of authorized shares of capital stock of the Corporation by one hundred million (100,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share with an aggregate par value of one hundred thousand dollars ($100,000.00) to two billion five hundred fifty million (2,550,000,000) shares with an aggregate par value of two million five hundred fifty thousand dollars ($2,550,000.00).

THIRD: The additional one hundred million (100,000,000) authorized but unissued shares resulting from the foregoing increase have been classified by the Board of Directors of the Corporation as (1) fifty million (50,000,000) shares of Service Shares Common Stock of Lazard International Equity Value Portfolio and (2) fifty million (50,000,000) shares of Investor Shares Common Stock of Lazard International Equity Value Portfolio.

FOURTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, immediately prior to the foregoing increase is two billion four hundred fifty million (2,450,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million four hundred fifty thousand dollars ($2,450,000.00), classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios, as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement US Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	100,000,000 100,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Fundamental Long/Short Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	100,000,000 50,000,000

Portfolio	Shares Authorized

Lazard Retirement International Equity Advantage Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Concentrated Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Select Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Small Cap Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Managed Equity Volatility Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Equity Franchise Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Listed Infrastructure Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Real Assets and Pricing Opportunities Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Advantage Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Retirement Developing Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Blend Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Income Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Dynamic Multi-Asset Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Opportunistic Strategies Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Enhanced Opportunities Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Total	2,450,000,000

FOURTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, as increased, is two billion five hundred fifty million (2,550,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million five hundred fifty thousand dollars ($2,550,000.00), classified as shares of Service Shares Common Stock and Investor Shares Common Stock of each of the following Portfolios (each, a “Portfolio”) as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement US Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	100,000,000 100,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Retirement Fundamental Long/Short Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	100,000,000 50,000,000

Lazard Retirement International Equity Advantage Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Concentrated Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Value Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Equity Select Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement International Small Cap Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Managed Equity Volatility Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Strategic Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Equity Franchise Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Listed Infrastructure Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Retirement Real Assets and Pricing Opportunities Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Advantage Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Developing Markets Equity Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Equity Blend Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Emerging Markets Income Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Global Dynamic Multi-Asset Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Opportunistic Strategies Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Lazard Retirement Enhanced Opportunities Portfolio Service Shares Common Stock Investor Shares Common Stock	50,000,000 50,000,000

Total	2,550,000,000

SIXTH: The shares of Service Shares Common Stock and Investor Shares Common Stock of each Portfolio of the Corporation as classified immediately hereby (and all shares of Service Shares Common Stock and Investor Shares Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set

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forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)	As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Service Shares Common Stock and Investor Shares Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)	Assets of the Corporation attributable to the Service Shares Common Stock and the Investor Shares Common Stock of each Portfolio shall be invested in the same respective Portfolio.

(3)	Proceeds from the redemption of a share of Service Shares Common Stock or Investor Shares Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the registration statement of the Corporation from time to time.

(4)	The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(5)	Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

SEVENTH: The Board of Directors of the Corporation has classified the authorized shares of capital stock as provided herein under the authority contained in its Charter.

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IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles Supplementary to be signed as of August ___, 2018 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

LAZARD RETIREMENT SERIES, INC.

By:
Name: Mark R. Anderson
Title: Vice President

WITNESS:

Name: Shari Soloway
Title: Assistant Secretary
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